[DORAL FINANCIAL CORPORATION LOGO]


April 14, 2004                                          FOR IMMEDIATE RELEASE
                                                        ---------------------

Contact:

Mario S. Levis
Senior Executive Vice President
and Treasurer
Tel: (787) 474-6709


               DORAL FINANCIAL CORPORATION REPORTS RECORD EARNINGS
                   FOR THE FIRST QUARTER ENDED MARCH 31, 2004,
          THE 25th CONSECUTIVE QUARTER IT HAS ACHIEVED RECORD EARNINGS

         San Juan, Puerto Rico, April 14, 2004 - Doral Financial Corporation (NYSE: DRL), a diversified financial holding company with banking operations in the United States and Puerto Rico and the largest residential mortgage lender in Puerto Rico, reported record results for the first quarter ended March 31, 2004, the 25th consecutive quarter it has achieved record earnings.

         Net income for the first quarter of 2004 amounted to a record $103.6 million, compared to $70.0 million for the first quarter of 2003, an increase of 48%. For the first quarter of 2004, consolidated earnings per diluted share were $0.86, compared to $0.60 for the first quarter of 2003, which represents an increase of 43%. For the first quarter ended March 31, 2004, Doral Financial achieved a return on assets (ROA) of 3.93%, compared to 3.24% a year ago and a return on common equity (ROE) of 35.56%, compared to 31.40% for the first quarter of 2003.

         Net interest income for the first quarter of 2004 amounted to $59.1 million, compared to $41.3 million for the same period a year ago, an increase of 43%. The increase in net interest income reflects higher average net interest earning assets.

         Loan production volume for the first quarter of 2004 was a record breaking $1.8 billion, compared to $1.5 billion for the comparable 2003 period, an increase of 26% and once again surpassing prior quarterly loan production records. The increase was principally driven by the continued high demand for new housing in Puerto Rico and Doral's strong share of the new housing market, including the growing government-sponsored affordable housing loans, most of which enjoy tax exempt interest rates. Also, refinancing activity ran at a high level consistent with Doral Financial's historical experience for the last 32 years. The strength of mortgage loan production, helped increase the servicing portfolio to a record $13.1 billion as of March 31, 2004 compared to $11.8 billion a year ago.

         For the first quarter of 2004, Doral Financial's total non-interest income increased 26% to $114.8 million, from $91.4 million for the first quarter of 2003. Net gain on mortgage loan sales and fees, the main component of non-interest income, was $136.9 million for the first quarter of 2004 compared to $77.3 million for the corresponding 2003 period. The increase was principally due to increased volume of loan sales as a result of record mortgage loan production.

         Results for the first quarter ended March 31, 2004, included a loss on trading activities of $48.6 million compared to a gain of $4.9 million for the comparable 2003 period reflecting net costs incurred on options, futures contracts and other derivative instruments used for interest rate management purposes. The loss on trading activities was offset by gains on sale of investment securities, higher gains on mortgage loans sales and fees, and other sources of revenues. The hedging loss was also offset by a $40.8 million reduction in accumulated comprehensive loss included in stockholders' equity.

         For the quarter ended March 31, 2004, net servicing income was $1.7 million compared to a loss of $4.1 million for the first quarter of 2003. The increase in net servicing income for the quarter ended March 31, 2004 was due to reduced impairment charges. The Company recorded net impairment charges of $1.4 million during the quarter ended March 31, 2004, compared to $4.9 million for the same period a year ago.

         For the first quarter of 2004 and 2003, the effective income tax rate of the Company was 18% and 16%, respectively. The increase in the effective tax rate for the first quarter of 2004 reflected increased revenues from the Company's taxable activities such as insurance agency and institutional broker-dealer operations.

         Doral Bank, Puerto Rico finished the first quarter of 2004 with $8.0 billion in assets and $2.9 billion in deposits, an increase of 45% and 29%, respectively, compared to March 31, 2003.

         Doral Bank, New York also continued its steady growth. As of March 31, 2004, Doral Bank NY had assets of $506.1 million and deposits of $332.4 million, an increase of 18% and 26%, respectively, compared to March 31, 2003.

         Salomon Levis, Chairman of the Board and Chief Executive Officer commented on the first quarter financial results by stating:

         "We are very pleased with the excellent results for the first quarter of 2004, in which the Company surpassed $100 million of quarterly net income for the first time in its history. Each of Doral's business segments contributed in achieving these results. The Company once again established historical records in mortgage loan production, mortgage servicing portfolio, secured commercial lending, assets, deposits, earnings, capital and in key financial ratios. The quarter ended on a high note with the Company achieving its highest monthly loan production volume in its history during the month of March. We are now anticipating that loan production for the remainder of 2004 should be stronger than the first quarter and project over $7.5 billion for the year, well in excess of the $6.5 billion record levels of 2003. This substantial increase contrasts with anticipated US production for 2004, which is expected to fall well below 2003 levels.

         For the first time ever in a quarter, net income from our banking segment was greater than the mortgage banking segment. According to data provided by the Puerto Rico Office of the Commissioner of Financial Institutions, Doral Bank, Puerto Rico finished 2003 at the No. 4 spot among Puerto Rico's commercial banks in terms of assets, jumping four slots in two years. Such growth was achieved by successfully penetrating the market with innovative products and unparalleled service at state-of-the-art branches. Doral Bank, Puerto Rico now has more assets than any of the leading US, Canadian and Spanish banks operating in Puerto Rico for a considerable longer period of time than Doral Bank. We expect Doral Bank PR's strong growth to continue in 2004, by opening at least 8 more branches for a total of 45 and increasing its lending activities, particularly secured commercial lending which we anticipate will grow by at least 75% during 2004.

         We are honored and proud that Doral Bank, New York has been selected the Best Bank in New York City according to the 2004 edition of the annual New York City Ranking Banking Scorecard. We are pleased that we are succeeding in our mission of providing quality and competitive banking services to consumers in New York City and especially to the underserved communities which we will continue to do as the bank expands in New York."

         The Chairman closed by stating: "With the combination of $1.7 billion in stockholders' equity, a tier 1 capital ratio over 22%, liquid assets of $2.0 billion, and a most capable management team, Doral is well positioned for another strong year in 2004 and many years to come.

         Based on the Company's historical achievements, including the last 25 consecutive quarters of record earnings attained in a six-year period with different interest rate environments, we anticipate that each of Doral's business segments will contribute to solid financial results. We look forward to continue enhancing shareholders' value."

         Doral Financial's Chief Executive Officer and its Senior Executive Vice President -Treasurer are available to answer appropriate questions regarding earnings results as well as other corporate matters at any time convenient to interested participants. You are welcome to call.

FORWARD LOOKING STATEMENTS

         This press release contains certain "forward-looking statements" concerning the Company's economic future performance. The words or phrases "expect," "anticipate," "project," "look forward," "should" and similar expressions are meant to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.

         The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that various factors, including regional and national economic conditions, changes in interest rates, competitive and regulatory factors and legislative changes, could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from those anticipated or projected.

         The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

                           DORAL FINANCIAL CORPORATION

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (NYSE:DRL)
                                   (UNAUDITED)

                                                                      QUARTER ENDED
                                                    ---------------------------------------------------
                                                               MARCH 31,                  DECEMBER 31,
                                                    --------------------------------     --------------
                                                         2004               2003               2003
                                                    -------------      -------------      -------------
Interest income                                     $     126,099      $     109,610      $     124,004
Interest expense                                           67,046             68,333             66,640
                                                    -------------      -------------      -------------
Net interest income                                        59,053             41,277             57,364
Provision for loan losses                                   1,561              4,778              2,776
                                                    -------------      -------------      -------------
Net interest income after provision for loan
  losses                                                   57,492             36,499             54,588
                                                    -------------      -------------      -------------
Non-interest income:
  Net gain on mortgage loan sales and fees                136,856             77,325            116,056
  Trading activities                                      (48,614)             4,901             (9,743)
  Gain on sale of investment securities                    16,150              7,087              1,750
  Servicing income (loss)                                   1,689             (4,109)            (3,588)
  Commissions, fees and other income                        8,681              6,215              5,777
                                                    -------------      -------------      -------------
Total non-interest income                                 114,762             91,419            110,252
                                                    -------------      -------------      -------------
Non-interest expense:
  Compensation and benefits, net                           19,757             21,199             19,235
  Taxes, other than payroll and income taxes                2,210              1,757              2,200
  Advertising                                               3,190              3,763              3,898
  Professional services                                     2,422              1,972              2,446
  Communication and information systems                     3,280              3,018              3,545
  Occupancy and other office expenses                       5,689              5,442              5,863
  Depreciation and amortization                             4,272              3,588              3,998
  Other, net                                                5,120              3,824              5,846
                                                    -------------      -------------      -------------
Total non-interest expense                                 45,940             44,563             47,031
                                                    -------------      -------------      -------------
Income before income taxes                                126,314             83,355            117,809
Income taxes                                               22,737             13,368             23,155
                                                    -------------      -------------      -------------

NET INCOME                                          $     103,577      $      69,987      $      94,654
                                                    =============      =============      =============

EARNINGS PER COMMON SHARE (1):
  Basic                                             $        0.88      $        0.61      $        0.80
                                                    =============      =============      =============

  Diluted                                           $        0.86      $        0.60      $        0.78
                                                    =============      =============      =============
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (1):
  Basic                                               107,906,276        107,804,556        107,903,632
                                                    =============      =============      =============

  Diluted                                             110,758,525        109,926,024        110,680,334
                                                    =============      =============      =============


COMMON SHARES OUTSTANDING AT END OF PERIOD (1)        107,907,512        107,844,260        107,903,912
                                                    =============      =============      =============



(1) ADJUSTED TO REFLECT THREE-FOR-TWO STOCK SPLIT EFFECTIVE DECEMBER 11, 2003.

                           DORAL FINANCIAL CORPORATION
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                             (DOLLARS IN THOUSANDS)
                                   (NYSE:DRL)
                                   (UNAUDITED)


                                                                                             AS OF
                                                                               ----------------------------------
                                                                               MARCH 31, 2004   DECEMBER 31, 2003
                                                                               --------------   -----------------
ASSETS
Cash and due from banks                                                          $    139,278      $     84,713
                                                                                 ------------      ------------
Money market investments                                                            1,882,222           870,009
                                                                                 ------------      ------------
Investment securities:
  Trading securities, at fair value                                                   992,683           944,150
  Securities available-for-sale, at fair value                                      2,633,010         2,850,598
  Securities held-to-maturity, at amortized cost                                    2,057,647         1,640,909
  Federal Home Loan Bank of NY (FHLB) stock, at cost                                   86,120            81,720
                                                                                 ------------      ------------
    Total investment securities                                                  $  5,769,460      $  5,517,377
                                                                                 ------------      ------------

Loans:
  Mortgage loans held for sale, at lower of cost or market                          1,882,128         1,966,608
  Loans receivable, net                                                             1,497,008         1,410,849
                                                                                 ------------      ------------
    Total loans                                                                     3,379,136         3,377,457
                                                                                 ------------      ------------

Receivable and mortgage servicing advances                                             88,009            90,835
Accounts receivable from investment sales                                             335,285            19,520
Accrued interest receivable                                                            54,528            63,771
Servicing assets, net                                                                 176,401           167,498
Premises and equipment, net                                                           136,427           136,037
Real estate held for sale, net                                                         18,564            19,253
Other assets                                                                           33,277            47,526
                                                                                 ------------      ------------
    Total assets                                                                 $ 12,012,587      $ 10,393,996
                                                                                 ============      ============

LIABILITIES
Deposits                                                                         $  3,203,810      $  2,971,272
Securities sold under agreements to repurchase                                      3,475,129         3,602,942
Advances from FHLB                                                                  1,294,500         1,206,500
Loans Payable                                                                         283,925           178,334
Notes Payable                                                                         599,760           602,581
Accounts payable from investment purchases                                          1,166,045             2,245
Accrued expenses and other liabilities                                                271,385           237,682
                                                                                 ------------      ------------
    Total liabilities                                                              10,294,554         8,801,556
                                                                                 ------------      ------------

STOCKHOLDERS' EQUITY
Preferred stock, at aggregate liquidation preference value:
  Perpetual noncumulative nonconvertible preferred stock (Series A, B and C)          228,250           228,250
  Perpetual cumulative convertible preferred stock                                    345,000           345,000
Common stock, $1 par value; 200,000,000 shares authorized; 107,907,512 and
  107,903,912 shares issued and outstanding in 2004 and 2003, respectively            107,908           107,904
Additional paid-in capital                                                            154,350           151,902
Legal surplus                                                                          13,806            13,806
Retained earnings                                                                     886,822           804,518
Accumulated other comprehensive loss, net of income tax                               (18,103)          (58,940)
                                                                                 ------------      ------------
    Total stockholders' equity                                                      1,718,033         1,592,440
                                                                                 ------------      ------------
    Total liabilities and stockholders' equity                                   $ 12,012,587      $ 10,393,996
                                                                                 ============      ============

                          DORAL FINANCIAL CORPORATION
                            SELECTED FINANCIAL DATA
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (NYSE:DRL)
                                  (UNAUDITED)



                                                          QUARTER ENDED
                                        ---------------------------------------------------
OPERATIONAL DATA                                  MARCH 31,                    DECEMBER 31,
                                        ---------------------------------------------------
                                           2004                2003                2003
                                        ----------          ----------         -----------
LOAN PRODUCTION                         $1,841,000          $1,461,000          $1,731,000
                                        ==========          ==========          ==========



                                                              As of
                                        ---------------------------------------------------
                                                   MARCH 31,                   DECEMBER 31,
                                        ---------------------------------------------------
                                           2004                2003                2003
                                        ----------          ----------         -----------
LOAN SERVICING PORTFOLIO                $13,096,059         $11,758,682         $12,690,244
                                        ===========         ===========         ===========




                                                           QUARTER ENDED
                                        ---------------------------------------------------
                                                   MARCH 31,                   DECEMBER 31,
                                        ---------------------------------------------------
                                           2004                2003                2003
                                        ----------          ----------         -----------
ASSET QUALITY DATA
Allowance for loan losses               $   28,404          $   22,299          $   28,211
Net charge-offs                         $      556          $      722          $    1,953



                                                           QUARTER ENDED
                                        ---------------------------------------------------
                                                   MARCH 31,                   DECEMBER 31,
                                        ---------------------------------------------------
                                           2004                2003                2003
                                        ----------          ----------         -----------
FINANCIAL RATIOS
Return on average assets                      3.93%               3.24%               3.70%
Return on average common equity              35.56%              31.40%              34.32%
Efficiency ratio                             22.27%              36.92%              26.78%


                                                           QUARTER ENDED
                                        ---------------------------------------------------
                                                   MARCH 31,                   DECEMBER 31,
                                        ---------------------------------------------------
                                           2004                2003                2003
                                        ----------          ----------         -----------
PER SHARE DATA
Book Value Per Common Share (1)         $    10.61          $     8.05          $     9.45
Cash Dividends Per Common Share (1)     $     0.12          $     0.09          $     0.12
Common stock dividend payout ratio           13.95%              15.56%              15.38%


(1) ADJUSTED TO REFLECT THREE-FOR-TWO STOCK SPLIT EFFECTIVE DECEMBER 11, 2003.


(continues)

                          DORAL FINANCIAL CORPORATION
                      SELECTED FINANCIAL DATA (CONTINUED)
                             (DOLLARS IN THOUSANDS)
                                   (NYSE:DRL)
                                  (UNAUDITED)



                                                           QUARTER ENDED
                                        ---------------------------------------------------
COMMISSIONS, FEES AND OTHER INCOME                 MARCH 31,                   DECEMBER 31,
                                        ---------------------------------------------------
                                           2004                2003                2003
                                        ----------          ----------         -----------
Retail banking fees                     $    3,107          $    2,610          $    2,933
Securities brokerage and asset
  management fees and commissions              734                 222                 367
Insurance agency commissions                 2,899               1,787               2,148
Other Income                                 1,941               1,596                 329
                                        ----------          ----------          ----------
Total commissions, fees and other
  income                                $    8,681          $    6,215          $    5,777
                                        ==========          ==========          ==========



                                                           QUARTER ENDED
                                        ---------------------------------------------------
SEGMENT INFORMATION                                MARCH 31,                   DECEMBER 31,
                                        ---------------------------------------------------
NET INCOME                                 2004                2003                2003
                                        ----------          ----------         -----------
Reportable Segments:
  Mortgage Banking                      $   37,700          $   35,621          $   64,218
  Banking                                   60,399              33,610              28,383
  Institutional Securities                   1,376                 839                 778
  Insurance Agency                           2,624               1,311               1,644
Intersegment Eliminations                    1,478              (1,394)               (369)
                                        ----------          ----------          ----------
  Consolidated Net Income               $  103,577          $   69,987          $   94,654
                                        ==========          ==========          ==========